UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 7, 2015, Essex Crane Rental Corp. ("Essex Crane"), a wholly-owned subsidiary of Essex Rental Corp., entered into a Third Forbearance Agreement (the "Forbearance Agreement") by and among Essex Crane, Wells Fargo Capital Finance LLC, as Administrative Agent and itself as a lender, PNC Bank, National Association, Alostar Bank of Commerce, Kayne Senior Credit Fund (QP) L.P., Kayne Senior Credit Fund L.P., 1492 Capital LLC, and Medley Capital Corporation as lenders. In connection with the Forbearance Agreement, Essex Holdings, LLC ("Holdings") executed a Consent and Reaffirmation of its guaranty obligations to the Agent and Lenders, which is an exhibit to the Forbearance Agreement. The Forbearance Agreement and the Consent and Reaffirmation are the direct result of the previously disclosed events of default under the Essex Crane Fourth Amended and Restated Credit Agreement (the “Essex Crane Revolving Credit Facility”).

Under the terms of the Forbearance Agreement, Essex Crane is permitted to request additional revolving loans under the Essex Crane Revolving Credit Facility through the period ended November 13, 2015. In addition, default interest is no longer being accrued on the revolving loans. In exchange, Essex Crane is subject to additional reporting and documentation requirements, including the submission of a rolling thirteen week cash flow forecast and a weekly reconciliation of forecasted to actual cash flow. Additionally, Essex Crane is required to investigate potential sale-leaseback opportunities on its real property and submit a restructuring plan on or before October 30, 2015 that reflects potential operational restructuring alternatives and asset disposition plans for maximizing Essex Crane's value. The complete description of all terms and conditions is provided in the full text of the Forbearance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The agent and lenders have reserved all of their respective rights and remedies available under the Essex Crane Revolving Credit Facility and applicable law as a result of the events of default or any other events of default that may otherwise occur at any time.

Subject to the terms of the Forbearance Agreement, the Company expects that it will be able to continue to use the Essex Crane Revolving Credit Facility to fund operations during the term of the Forbearance Agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1
Third Forbearance Agreement, dated October 7, 2015, by and between Essex Crane Rental Corp., Wells Fargo Capital Finance LLC, as agent and itself as a lender, PNC Bank, National Association, Alostar Bank of Commerce, Kayne Senior Credit Fund (QP) L.P., Kayne Senior Credit Fund L.P., 1492 Capital LLC and Medley Capital Corporation as lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: October 13, 2015	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer